ACTIVE/110759967.17 Dated 2021 COMPASS PATHFINDER LIMITED (1) and PIERS MORGAN (2) SETTLEMENT AGREEMENT 29 July

ACTIVE/110759967.17 Table Of Contents 1. Interpretation ........................................................................................................................ 1 2. Arrangements on termination ............................................................................................... 3 3. Shares .................................................................................................................................... 3 4. Pension .................................................................................................................................. 5 5. Legal fees ............................................................................................................................... 5 6. Waiver of claims .................................................................................................................... 5 7. Employee indemnities ........................................................................................................... 6 8. Company property and information ...................................................................................... 7 9. Employee and Company warranties and acknowledgments ................................................ 7 10. Resignation from offices ........................................................................................................ 9 11. Restrictive covenants ............................................................................................................. 9 12. Confidentiality and announcement ....................................................................................... 9 13. Entire agreement ................................................................................................................. 10 14. Variation .............................................................................................................................. 11 15. Third party rights ................................................................................................................. 11 16. Governing law ...................................................................................................................... 11 17. Jurisdiction ........................................................................................................................... 11 18. Subject to contract and without prejudice .......................................................................... 11 19. Reaffirmation ....................................................................................................................... 11 20. Counterparts ........................................................................................................................ 11 Schedule 1 Claims ............................................................................................................................. 12 Schedule 2 Announcement .............................................................................................................. 14 Schedule 3 Adviser's certificate ........................................................................................................ 15 Schedule 4 - Reaffirmation letter ..................................................................................................... 16 Schedule 5 Adviser's certificate ........................................................................................................ 19

ACTIVE/110759967.17 1 DATE BETWEEN (1) COMPASS Pathfinder Limited, a company incorporated and registered in England and Wales with company number 10229259, whose registered office is at 3rd Floor 1 Ashley Road, Altrincham, Cheshire, WA14 2DT, United Kingdom (Company); and (2) Piers Morgan of 5 Kassala Road, London, SW11 4HN (The Employee). RECITALS (A) The Employee has been employed by the Company since 23 March 2020 as CFO, most recently under a contract of employment dated 14 September 2020 (the Employment Contract). (B) The parties have entered into this Agreement to record and implement the terms on which they have agreed to settle any claims that the Employee has or may have in connection with his employment or its termination or otherwise against any Group Company (as defined below) or their officers or employees whether or not those claims are, or could be, in the contemplation of the parties at the time of signing this Agreement, and including, in particular, the statutory complaints that the Employee raises in this Agreement. (C) The parties intend this Agreement to be an effective waiver of any such claims and to satisfy the conditions relating to settlement agreements in the relevant legislation. (D) The Company enters into this Agreement for itself and as agent and trustee for all Group Companies and it is authorised to do so. It is the parties’ intention that each Group Company should be able to enforce any rights it has under this Agreement, subject to and in accordance with the Contracts (Rights of Third Parties) Act 1999. IT IS HEREBY AGREED 1. Interpretation The following definitions and rules of interpretation apply in this Agreement. 1.1. Definitions: Adviser: Marie Allen of Gotelee Solicitors LLP. Board: the board of directors of the Company (including any committee of the board duly appointed by it). Compass Pathways: Compass Pathways plc, a limited company incorporated under the law of England and Wales with registered number 12696098 whose registered address is 3rd Floor 1 Ashley Road, Altrincham, Cheshire, United Kingdom, WA14 2DT. Confidential Information: information in whatever form (including, without limitation, in written, oral, visual or electronic form or on any magnetic or optical disk or memory and wherever located) relating to the business, products, affairs and finances for any Group Company for the time being confidential to any Group Company and trade secrets including, without limitation, technical data and know-how relating to the business of any Group Company or any of their suppliers, clients, customers, agents, distributors, shareholders or management, including (but not limited to) information that the Employee created, developed, received or obtained in connection with his employment, whether or not such information (if in anything other than oral form) is marked confidential. Copies: copies or records of any Confidential Information in whatever form (including, without limitation, in written, oral, visual or electronic form or on any magnetic or optical disk or memory and wherever located) including, without limitation, extracts, analysis, studies, plans, compilations or any other way of representing or recording and recalling 29 July 2021

ACTIVE/110759967.17 2 information which contains, reflects or is derived or generated from Confidential Information. Data Protection Legislation: the Data Protection Act 1998, the Data Protection Act 2018, the General Data Protection Regulation ((EU) 2016/679) as it has effect in EU law, or the UK GDPR as defined in section 3(10) and section 205(4) of the Data Protection Act 2018. EMI Contract: has the meaning given in clause 3.1.1. Garden Leave: has the meaning given in clause 1.1 of the Employment Contract. Group Company: the Company, its subsidiaries or holding companies from time to time and any subsidiary of any holding company from time to time. Handover Requirements: (i) the reasonable assistance by the Employee in the hiring of his successor, and (ii) the transition of his duties to his successor appointee, during a maximum period of 3 calendar weeks following his successor’s appointment (being the date the successor’s employment for the Company commences). Holding company: has the meaning given in clause 1.6. Options: has the meaning given in clause 3.1. Option Agreements: has the meaning given in clause 3.1. Option Certificate: has the meaning given in clause 3.1.3 Post-Employment Notice Pay: has the meaning given in section 402D of the Income Tax (Earnings and Pensions) Act 2003 (ITEPA). Post-Employment Notice Period: has the meaning given in section 402E(5) of ITEPA. Results: top-line data from the Company’s ongoing COMP001 Phase 2b clinical trial, anticipated to be on or around 17 November 2021. Shares: the ordinary shares of £0.008 each in the capital of Compass Pathways. Share Option Contract: has the meaning given in clause 3.1.2. Subsidiary: has the meaning in clause 1.6. Reaffirmation Letter: the letter agreement to be entered into by the parties pursuant to clause 19 in the form set out at Schedule 3, under which the Employee reaffirms certain provisions of this Agreement on or after the Termination Date. Termination Date: the date on which the Employee’s employment terminates pursuant to clause 2.1. 1.2. The headings in this Agreement are inserted for convenience only and shall not affect its construction. 1.3. A reference to a particular law is a reference to it as it is in force for the time being taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being in force made under it. 1.4. Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular. 1.5. The Schedules shall form part of this Agreement and shall have effect as if set out in full in the body of this Agreement. Any reference to this Agreement includes the Schedules. 1.6. A reference to a holding company or a subsidiary means a holding company or a subsidiary (as the case may be) as defined in section 1159 of the Companies Act 2006 and a company

ACTIVE/110759967.17 3 shall be treated, for the purposes only of the membership requirement contained in sections 1159(1)(b) and (c), as a member of another company even if its shares in that other company are registered in the name of (a) another person (or its nominee), whether by way of security or in connection with the taking of security, or (b) as a nominee. 2. Arrangements on termination 2.1. During the period between the date of this Agreement and the Termination Date, the Employee will continue to work as normal in accordance with the Employment Contract, and carry out any handover of his role as is reasonably required by the Company. It is agreed that the Company will use reasonable efforts to recruit and appoint his successor during this period. The Employee's employment with the Company shall terminate seven (7) days after the later of: (i) the completion of the Handover Requirements; or (ii) the date of the public announcement of the Results, PROVIDED THAT 14 February 2022 shall be the latest date that the Termination Date shall occur. 2.2. If prior to the Termination Date the Company lawfully dismisses the Employee summarily in accordance with clause 20.1 of the Employment Contract then this Agreement will cease to be binding on either party. 2.3. The Company shall pay the Employee his salary up to the Termination Date in the usual way. 2.4. The Company shall continue to provide contractual benefits to the Employee in the usual way up to the Termination Date. 2.5. The Employee shall use reasonable endeavours to take all outstanding holiday prior to the Termination Date, subject to agreeing such holiday with the Employee’s manager in the ordinary way. The Company shall make a payment in lieu to the Employee of any outstanding holiday accrued up to and including the Termination Date which the Employee has been unable to take. 2.6. Notice shall be deemed to have been given by the Employee on the date of this Agreement. At the Termination Date, the Employee will have completed part of the 9-month notice period which he is required to give the Company to terminate his employment under clause 2.1 of his Employment Contract and the Company expressly waives its right to receive the balance of the 9-month notice period. Whilst the Company will pay the Employee's salary and benefits up to the Termination Date in the usual way, the Employee expressly waives any entitlement to receive notice pay beyond the Termination Date. 2.7. The payments and benefits in this clause 2 shall be subject to the income tax and National Insurance contributions that the Company is obliged by law to pay or deduct. 2.8. The Employee shall submit on or before the Termination Date his expenses claims in the usual way and the Company shall reimburse the Employee for any expenses properly incurred before the Termination Date in the usual way. 2.9. The Company shall deduct from the final salary payment any outstanding sums due from the Employee to any Group Company. 3. Shares 3.1. As at the date of this Agreement, Compass Pathways has awarded the Employee the following options over Compass Pathways’ Shares (Options) pursuant to the following agreements: 3.1.1 an EMI share option contract between Compass Pathways and the Employee dated 10 August 2020 (the EMI Contract);

ACTIVE/110759967.17 4 3.1.2 a share option contract between Compass Pathways and the Employee dated 18 September 2020 (the Share Option Contract); and 3.1.3 an option certificate awarded by Compass Pathways to the Employee pursuant to Compass Pathways’ unapproved share option plan dated 7 October 2020 (the Option Certificate), (together, the Option Agreements). EMI Contract 3.2. The Employee and the Company hereby irrevocably and unconditionally acknowledge and agree that, for the purposes of the EMI Contract: 3.2.1 the Option is currently exercisable in full pursuant to clauses 4.2 and 5.10 of the EMI Contract; and 3.2.2 on and following the Termination Date, any Option which is Vested may be exercised by the Employee within 90 days of the Termination Date, following which it will lapse and cease to be exercisable in accordance with clause 8.2 of the EMI Contract. For the purpose of determining the number of Vested Options for the purposes of this clause 3.2.2 the Company will disregard options exercised by the Employee prior to the Termination Date. Capitalised terms used in this clause 3.2 which are not otherwise defined in this Agreement shall have the meaning given to them in the EMI Contract. Share Option Contract 3.3. The Employee and the Company hereby irrevocably and unconditionally acknowledge and agree that, for the purposes of the Share Option Contract: 3.3.1 any Option which is not Vested on the Termination Date will lapse and cease to be exercisable in accordance with clause 8.1 of the Share Option Contract; 3.3.2 notwithstanding the terms of clause 8.1 of the Share Option Contract, any Option which is Vested on the Termination Date may be exercised within 6 months of the Termination Date, following which it will lapse and cease to be exercisable in accordance with clause 8.1 of the Share Option Contract (and the Share Option Contract shall be deemed to be varied accordingly); and 3.3.3 in the event that the Termination Date occurs: 3.3.3.1 between 1 November 2021 and 25 November 2021, a total of 21,702 options will be treated as Vested under the Share Option Contract; or 3.3.3.2 between 26 November 2021 and 14 February 2022 (being the latest possible Termination Date pursuant to clause 2.1, above) a total of 28,000 options will be treated as Vested under the Share Option Contract. Capitalised terms used in this clause 3.3 which are not otherwise defined in this Agreement shall have the meaning given to them in the Share Option Contract. Option Certificate 3.4. The Employee and the Company hereby irrevocably and unconditionally acknowledge and agree that, for the purposes of the Option Certificate and notwithstanding the terms of the Scheme:

ACTIVE/110759967.17 5 3.4.1 any Option which is not Vested on the Termination Date will lapse and cease to be exercisable; 3.4.2 any Option which is Vested on the Termination Date may be exercised within 6 months of the Termination Date, following which it will lapse and cease to be exercisable; and 3.4.3 in the event that the Termination Date occurs: 3.4.3.1 between 1 November 2021 and 25 November 2021, a total of 24,217 options will be treated as Vested under the Option Certificate; or 3.4.3.2 between 26 November 2021 and 14 February 2022 (being the latest possible Termination Date pursuant to clause 2.1, above) a total of 28,000 options will be treated as Vested under the Option Certificate. Capitalised terms used in this clause 3.4 which are not otherwise defined in this Agreement shall have the meaning given to them in the Option Certificate. 4. Pension 4.1. The Company shall notify the trustees or administrators of the Company pension scheme (Pension Scheme) that the Employee's employment will terminate and request written confirmation of the Employee's accrued entitlement under the Pension Scheme and request that the options available for dealing with his entitlement are sent to the Employee. 5. Legal fees 5.1. The Company shall pay the reasonable legal fees (up to a maximum of £2,500 plus VAT) incurred by the Employee in obtaining advice on the termination of his employment and the terms of this Agreement, such fees to be payable to the Adviser on production of an invoice addressed to the Employee but marked as payable by the Company. 6. Waiver of claims 6.1. The Employee agrees that the terms of this Agreement are offered by the Company without any admission of liability on the part of the Company and are in full and final settlement of all and any claims or rights of action that the Employee has or may have against any Group Company or its officers or employees arising out of his employment with the Company or its termination, whether under common law, contract, statute or otherwise, whether such claims are, or could be, known to the parties or in their contemplation at the date of this Agreement in any jurisdiction and including, but not limited to, the claims specified in Schedule 1 (each of which is waived by this clause). 6.2. The waiver in clause 6.1 shall not apply to the following: 6.2.1 any claims by the Employee to enforce this Agreement; 6.2.2 claims in respect of personal injury (other than claims under discrimination legislation); and 6.2.3 any claims in relation to accrued entitlements under the Pension Scheme. 6.3. The Employee warrants that: 6.3.1 before entering into this Agreement he received independent advice from the Adviser as to the terms and effect of this Agreement and, in particular, on its effect on his ability to pursue the claims specified in Schedule 1 to this Agreement;

ACTIVE/110759967.17 6 6.3.2 the Adviser has confirmed to the Employee that they are a solicitor holding a current practising certificate and that there is in force a policy of insurance covering the risk of a claim by the Employee in respect of any loss arising in consequence of their advice; 6.3.3 the Adviser shall sign and deliver to the Company a letter in the form attached as Schedule 3 to this Agreement; 6.3.4 before receiving the advice the Employee disclosed to the Adviser all facts and circumstances that may give rise to a claim by the Employee against any Group Company or its officers or employees; 6.3.5 the only claims that the Employee has or may have against any Group Company or its officers or employees (whether at the time of entering into this Agreement or in the future) relating to his employment with the Company or its termination are specified in clause 6.1; and 6.3.6 the Employee is not aware of any facts or circumstances that may give rise to any claim against any Group Company or its officers or employees other than those claims specified in clause 6.1. The Employee acknowledges that the Company acted in reliance on these warranties when entering into this Agreement. 6.4. The Employee acknowledges that the conditions relating to settlement agreements under section 147(3) of the Equality Act 2010, section 288(2B) of the Trade Union and Labour Relations (Consolidation) Act 1992, section 203(3) of the Employment Rights Act 1996, regulation 35(3) of the Working Time Regulations 1998, section 49(4) of the National Minimum Wage Act 1998, regulation 41(4) of the Transnational Information and Consultation etc. Regulations 1999, regulation 9 of the Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2000, regulation 10 of the Fixed-Term Employees (Prevention of Less Favourable Treatment) Regulations 2002, regulation 40(4) of the Information and Consultation of Employees Regulations 2004, paragraph 13 of the Schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006, regulation 62 of the Companies (Cross Border Mergers) Regulations 2007 and section 58 of the Pensions Act 2008 have been satisfied. 6.5. The waiver in clause 6.1 shall have effect irrespective of whether or not, at the date of this Agreement, the Employee is or could be aware of such claims or have such claims in his express contemplation (including such claims of which the Employee becomes aware after the date of this Agreement in whole or in part as a result of new legislation or the development of common law or equity). 6.6. The Employee agrees that, except for the payments and benefits provided for in this Agreement, and subject to the waiver in clause 6.1, he shall not be eligible for any further payment from any Group Company relating to his employment or its termination and he expressly waives any right or claim that he has or may have to payment of bonuses, any benefit or award programme, under any share plan operated by any Group Company or any stand-alone share incentive arrangement, to any change of control payment under clause 22 of his Employment Contract, or to any other benefit, payment or award he may have received had his employment not terminated. 7. Employee indemnities 7.1. The Employee shall indemnify the Company on a continuing basis in respect of any income tax or National Insurance contributions (save for employers' National Insurance contributions) due in respect of the payments and benefits under this Agreement (and any

ACTIVE/110759967.17 7 related interest, penalties, costs and expenses unless incurred as a consequence of (i) any error by a Group Company (providing such error was not the fault of the Employee) or (ii) any default or delay by any Group Company after the date it receives notice of any demand for tax). The Company shall give the Employee reasonable notice of any demand for tax which may lead to liabilities on the Employee under this indemnity and shall provide him with reasonable access to any documentation he may reasonably require to dispute such a claim (provided that nothing in this clause shall prevent the Company from complying with their legal obligations with regard to HM Revenue and Customs or other competent body). 7.2. If the Employee breaches any material provision of this Agreement or pursues a claim against any Group Company arising out of his employment or its termination other than those excluded under clause 6, he agrees to indemnify the Company for any losses suffered as a result thereof, including all reasonable legal and professional fees incurred. 8. Company property and information 8.1. The Employee shall, on or before the Termination Date, return to the Board (or any person designated by it): 8.1.1 all Confidential Information and Copies; 8.1.2 all property belonging to the Company in satisfactory condition (subject to fair wear and tear) including (but not limited to) security pass and lap-top computer. The Company agrees that it does not require the Employee to return the Kyocera ECOSYS M5526cdw printer and Dell monitor provided for the Employee’s use for working from home; and 8.1.3 all documents and copies (whether written, printed, electronic, recorded or otherwise and wherever located) made, compiled or acquired by him during his employment with the Company or relating to the business or affairs of any Group Company or their business contacts (or otherwise confirm their destruction), in the Employee’s possession or under his control. 8.2. The Employee shall, on or before the Termination Date, erase irretrievably any Confidential Information relating to the business or affairs of any Group Company or its business contacts from computer and communications systems and devices owned or used by him outside the premises of the Company, including such systems and data storage services provided by third parties (to the extent technically practicable). 8.3. The Employee shall, if requested to do so by the Board, provide a signed statement that he has complied fully with his obligations under clause 8.1 and clause 8.2 and shall provide it with such reasonable evidence of compliance as may be requested. 9. Employee and Company warranties and acknowledgments 9.1. As at the date of this Agreement, the Employee warrants and represents to the Company that there are no circumstances of which he is aware of or which he ought reasonably to be aware that would amount to a repudiatory breach by him of any express or implied term of his contract of employment that would entitle (or would have entitled) the Company to terminate his employment without notice or payment in lieu of notice and the terms of this Agreement are made conditional on this being so. 9.2. Until the Termination Date and for 18 months thereafter, the Employee agrees to make himself available to, and to cooperate with, the Company or its advisers, as reasonably required, in any internal investigation or administrative, regulatory, judicial or quasi-judicial proceedings. The Employee acknowledges that this could involve, but is not limited to,

ACTIVE/110759967.17 8 responding to or defending any regulatory or legal process, providing information in relation to any such process, preparing witness statements and giving evidence in person on behalf of the Company. The Company shall reimburse any reasonable expenses incurred by the Employee as a consequence of complying with his obligations under this clause, provided that such expenses are approved in advance by the Company and the Company shall pay the Employee at a rate of £1,500 per day, plus VAT (if applicable), if his assistance under this clause is required. 9.3. The Employee acknowledges that he is not entitled to any compensation for the loss of any rights or benefits under any bonus plan, benefit or award programme, share plan operated by any Group Company or any stand-alone share incentive arrangement, to any change of control payment under clause 22 of his Employment Contract, or for loss of any other benefit, payment or award he may have received had his employment not terminated other than the payments and benefits provided for in this Agreement. 9.4. The Employee undertakes that: 9.4.1 he will not submit any grievances or appeals to the Company and/or any other Group Company in relation to any fact or matter of which he is aware at the date of this Agreement relating to his employment or its termination or otherwise; 9.4.2 he has not made and will not make a subject access request to the Company and/or any other Group Company in connection with his employment or its termination; 9.4.3 he has not made any claims or complaints about the Company or any other Group Company under the Data Protection Legislation; 9.4.4 he relinquishes and agrees not to pursue either any grievance or appeal which may have been raised by him and/or any subject access request outstanding as at the date of this Agreement and/or any claims or complaints about the Company or any other Group Company under the Data Protection Legislation; and 9.4.5 all such grievances and/or appeals and/or requests and/or claims or complaints shall be deemed to have been withdrawn by the Employee as at the date of this Agreement 9.5. The Company acknowledges and agrees that the Employee does, and may continue to, provide services and advice to the following companies on the basis of the specified time committments: 9.5.1 Non-executive director of Ikarovec Ltd (a UK gene therapy company using AAV vectors to treat a range of eye diseases); 9.5.2 Non-executive director of Pharnext SA (French listed company developing treatments for orphan indication peripheral neural degeneration (Charcot- Marie-Tooth 1A)); and 9.5.3 Consultancy services to CellCentric Ltd (UK oncology company), advice prior to commencing full-time employment; PROVIDED THAT 9.5.4 such activities do not conflict with the Company’s business nor interfere with the Employee continuing to work as normal in accordance with the Employment

ACTIVE/110759967.17 9 Contract, and the Employee shall provide such information as the Company shall reasonably require to satisfy itself that this is the case. 10. Resignation from offices 10.1. The Employee shall upon written request from the Board resign immediately from any office, trusteeship or position that he holds in or on behalf of any Group Company. 10.2. The Employee irrevocably appoints the Company to be his attorney in his name and on his behalf to sign, execute or do any such instrument or thing and generally to use his name in order to give the Company (or its nominee) the full benefit of the provisions of this clause. 11. Restrictive covenants 11.1. Notwithstanding clause 13, the Employee acknowledges that the post-termination restrictions in clause 25 and Schedule 1 of his Employment Contract will continue to apply after the Termination Date (less any period spent on Garden Leave pursuant to the Employment Contract) and he agrees to be bound by them. 12. Confidentiality and announcement 12.1. The Employee acknowledges that, as a result of his employment as CFO, he has had access to Confidential Information. Without prejudice to his common law duties, and subject to clause 12.2, clause 12.6 and clause 12.7, the Employee shall not (except as authorised or required by law or as authorised by the Company) at any time after the Termination Date: 12.1.1 use any Confidential Information; or 12.1.2 make or use any Copies; or 12.1.3 disclose any Confidential Information to any person, company or other organisation whatsoever. 12.2. The restrictions in clause 12.1 do not apply to any Confidential Information which is in or comes into the public domain other than through the Employee's unauthorised disclosure. 12.3. The parties confirm that they have kept and agree to keep the existence and terms of this Agreement confidential, save only as provided in clause 12.5, clause 12.6 and clause 12.7. 12.4. The Employee shall not make any adverse or derogatory comment about any Group Company, or any Group Company’s officers, employees or workers and he shall not do anything which shall, or may, bring any Group Company or any Group Company’s officers, employees or workers into disrepute. The Company shall use reasonable endeavours to ensure that its officers, employees and workers shall not make any adverse or derogatory comment about the Employee or do anything that shall, or may, bring him into disrepute. This clause is subject to clause 12.5, clause 12.6 and clause 12.7. 12.5. The parties are permitted to make a disclosure or comment that would otherwise be prohibited by clause 12.3 and clause 12.4 if, where necessary and appropriate: 12.5.1 in the Employee’s case he makes it to: 12.5.1.1 the Employee’s spouse, civil partner or partner or immediate family provided that they agree to keep the information confidential; or 12.5.1.2 any person who owes the Employee a duty of confidentiality (which the Employee agrees not to waive) in respect of information the Employee discloses to them, including his legal or tax advisers or persons providing him with medical, therapeutic, counselling or support services; or

ACTIVE/110759967.17 10 12.5.1.3 the Employee's insurer for the purposes of processing a claim for loss of employment; 12.5.2 in the case of the Company, it is made to: 12.5.2.1 its officers, employees or workers provided that they agree to keep the information confidential; or 12.5.2.2 any person who owes the Company a duty of confidentiality (which the Company agrees not to waive) in respect of information the Company discloses to them, including, its legal, tax, compliance or other professional advisers. 12.6. Nothing in this clause 12 shall prevent the Employee or the Company (or any of its officers, employees, workers or agents) from making a protected disclosure under section 43A of the Employment Rights Act 1996. 12.7. Nothing in this clause 12 shall prevent the Employee or the Company (or any of its officers, employees, workers or agents) from: 12.7.1 reporting a suspected criminal offence to the police or any law enforcement agency or co-operating with the police or any law enforcement agency regarding a criminal investigation or prosecution; or 12.7.2 doing or saying anything that is required by HMRC or a regulator, ombudsman or supervisory authority; or 12.7.3 whether required to or not, making a disclosure to, or co-operating with any investigation by, HMRC or a regulator, ombudsman or supervisory authority regarding any misconduct, wrongdoing or serious breach of regulatory requirements (including giving evidence at a hearing); or 12.7.4 complying with an order from a court or tribunal to disclose or give evidence; or 12.7.5 disclosing information to HMRC for the purposes of establishing and paying (or recouping) tax and national insurance liabilities arising from your employment or its termination; or 12.7.6 making any other disclosure as required by law. 12.8. The Company will make an announcement on a date to be determined by the Board in the form of the extracts set out in Schedule 2 (to the extent any announcement relates to the Employee), and neither party will make any statement to third parties (save as specified in clause 12.5, clause 12.6 or clause 12.7) which is inconsistent with that announcement. 13. Entire agreement Each party on behalf of itself and, in the case of the Company, as agent for any Group Companies acknowledges and agrees with the other party (the Company acting on behalf of itself and as agent for each Group Company) that: 13.1.1 this Agreement constitutes the entire agreement between the parties and any Group Company and supersedes and extinguishes all agreements, promises, assurances, warranties, representations and understandings between them whether written or oral, relating to its subject matter; 13.1.2 in entering into this Agreement it does not rely on, and shall have no remedies in respect of, any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this Agreement; and

ACTIVE/110759967.17 11 13.1.3 it shall have no claim for innocent or negligent misrepresentation or negligent misstatement based on any statement in this Agreement. 14. Variation No variation of this Agreement shall be effective unless it is in writing and signed by the parties (or their authorised representatives). 15. Third party rights Except as expressly provided elsewhere in this Agreement, no person other than the Employee and any Group Company shall have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement. This does not affect any right or remedy of a third party which exists, or is available, apart from that Act. 16. Governing law This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales. 17. Jurisdiction Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims). 18. Subject to contract and without prejudice This Agreement shall be deemed to be without prejudice and subject to contract until such time as it is signed by both parties and dated, when it shall be treated as an open document evidencing a binding agreement. 19. Reaffirmation 19.1. On or shortly after the Termination Date, the Employee shall sign and date the Reaffirmation Letter and shall ensure that the Adviser (or another relevant independent adviser within the meaning of the legislation set out at clause 6.4) signs and dates a letter in the form set out in Schedule 5. 19.2. The Company's obligations under this Agreement (except under clause 2) are conditional on the Company receiving the letters referred to in clause 19.1 duly signed and dated within seven days of the Termination Date. 20. Counterparts This Agreement may be executed in any number of counterparts, each of which shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement.

ACTIVE/110759967.17 12 Schedule 1 Claims 1. Claims: 1.1 for breach of contract or wrongful dismissal; 1.2 for unfair dismissal, under section 111 of the Employment Rights Act 1996; 1.3 in relation to the right to a written statement of reasons for dismissal, under section 93 of the Employment Rights Act 1996; 1.4 for a statutory redundancy payment, under section 163 of the Employment Rights Act 1996; 1.5 in relation to an unlawful deduction from wages or unlawful payment, under section 23 of the Employment Rights Act 1996; 1.6 for unlawful detriment, under section 48 of the Employment Rights Act 1996 or section 56 of the Pensions Act 2008; 1.7 in relation to written employment particulars and itemised pay statements, under section 11 of the Employment Rights Act 1996; 1.8 in relation to guarantee payments, under section 34 of the Employment Rights Act 1996; 1.9 in relation to suspension from work, under section 70 of the Employment Rights Act 1996; 1.10 in relation to parental leave, under section 80 of the Employment Rights Act 1996; 1.11 in relation to a request for flexible working, under section 80H of the Employment Rights Act 1996; 1.12 in relation to time off work, under sections 51, 54, 57, 57B, 57ZC, 57ZF, 57ZH, 57ZM, 57ZQ, 60, 63 and 63C of the Employment Rights Act 1996; 1.13 in relation to working time or holiday pay, under regulation 30 of the Working Time Regulations 1998; 1.14 in relation to the national minimum wage, under sections 11, 18, 19D and 24 of the National Minimum Wage Act 1998; 1.15 for equal pay or equality of terms under sections 120 and 127 of the Equality Act 2010; 1.16 for pregnancy or maternity discrimination, direct or indirect discrimination, harassment or victimisation related to sex, marital or civil partnership status, pregnancy or maternity or gender reassignment under section 120 of the Equality Act 2010; 1.17 for direct or indirect discrimination, harassment or victimisation related to race under section 120 of the Equality Act 2010; 1.18 for direct or indirect discrimination, harassment or victimisation related to disability, discrimination arising from disability, or failure to make adjustments under section 120 of the Equality Act 2010; 1.19 for direct or indirect discrimination, harassment or victimisation related to religion or belief under section 120 of the Equality Act 2010; 1.20 for direct or indirect discrimination, harassment or victimisation related to sexual orientation, under section 120 of the Equality Act 2010; 1.21 for direct or indirect discrimination, harassment or victimisation related to age, under section 120 of the Equality Act 2010;

ACTIVE/110759967.17 13 1.22 for less favourable treatment on the grounds of part-time status, under regulation 8 of the Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2000; 1.23 for less favourable treatment on the grounds of fixed-term status, under regulation 7 of the Fixed-Term Employees (Prevention of Less Favourable Treatment) Regulations 2002; 1.24 under regulations 27 and 32 of the Transnational Information and Consultation of Employees Regulations 1999; 1.25 under regulations 29 and 33 of the Information and Consultation of Employees Regulations 2004; 1.26 under regulations 45 and 51 of the Companies (Cross-Border Mergers) Regulations 2007; 1.27 under paragraphs 4 and 8 of the Schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006; 1.28 under sections 68A, 87, 137, 145A, 145B, 146, 168, 168A, 169, 170, 174 and 192 of the Trade Union and Labour Relations (Consolidation) Act 1992; 1.29 in relation to the obligations to elect appropriate representatives or any entitlement to compensation, under the Transfer of Undertakings (Protection of Employment) Regulations 2006; 1.30 in relation to the right to be accompanied under section 11 of the Employment Relations Act 1999; 1.31 in relation to refusal of employment, refusal of employment agency services and detriment under regulations 5, 6 and 9 of the Employment Relations Act 1999 (Blacklists) Regulations 2010; 1.32 in relation to the right to request time off for study or training under section 63I of the Employment Rights Act 1996; 1.33 in relation to personal injury of which the Employee is aware or ought reasonably to be aware at the date of this Agreement and the Reaffirmation letter respectively; 1.34 for harassment under the Protection from Harassment Act 1997; 1.35 for failure to comply with obligations under the Human Rights Act 1998; 1.36 for failure to comply with obligations under the Data Protection Legislation; 1.37 arising as a consequence of the United Kingdom's membership of or withdrawal from the European Union, including but not limited to any claim arising under EU treaties or EU legislation as given effect in England and Wales until 11pm on 31 December 2020, and any claim under the European Union (Withdrawal) Act 2018, the European Union (Withdrawal Agreement) Act 2020 or the European Union (Future Relationship) Act 2020; and 1.38 arising under retained EU law as defined in section 6(7) of the European Union (Withdrawal) Act 2018; and 1.39 in relation to the right not to be subjected to a detriment under regulation 3 of the Exclusivity Terms in Zero Hours Contracts (Redress) Regulations 2015.

ACTIVE/110759967.17 14 Schedule 2 Announcement Extracts relating to the Employee … COMPASS also announced that Piers Morgan, Chief Financial Officer, will be leaving towards the end of 2021, to take up a new position in CellCentric, a clinical stage oncology company. … George added: “Piers Morgan has been a tremendous CFO for COMPASS. He led our successful IPO last year and follow-on raise earlier this year, and helped us to build a strong finance function as we transitioned to life as a public company. We will miss him enormously and wish him well as he moves on to help another company, towards the end of the year. A new CFO will be appointed and announced in due course.”

ACTIVE/110759967.17 15 Schedule 3 Adviser's certificate [ON HEADED NOTEPAPER OF ADVISER] For the attention of the Chief People Officer [DATE] To whom it may concern, I am writing in connection with the agreement between my client, Piers Morgan, and COMPASS Pathfinder Limited (Company) [of today's date OR dated [DATE]] (Agreement) to confirm that: 1. I, Marie Allen of Gotelee Solicitors LLP, whose address is 31-41 Elm Street, Ipswich, Suffolk, IP1 2AY, am a Solicitor of the Senior Courts of England and Wales who holds a current practising certificate. 2. I have given Piers Morgan legal advice on the terms and effect of the Agreement and, in particular, their effect on his ability to pursue the claims specified in Schedule 1 of the Agreement. 3. I gave the advice to Piers Morgan as a relevant independent adviser within the meaning of the above acts and regulations referred to at clause 6.4. 4. There is now in force (and was in force at the time I gave the advice referred to above) a policy of insurance or an indemnity provided for members of a profession or professional body covering the risk of claim by Piers Morgan in respect of loss arising in consequence of the advice I have given him. Yours faithfully, Marie Allen

ACTIVE/110759967.17 16 Schedule 4 - Reaffirmation letter Private and Confidential Piers Morgan 5 Kassala Road London SW11 4HN I am writing in connection with the settlement agreement between COMPASS Pathfinder Limited (Company) and you dated [DATE] (Agreement). This is the Reaffirmation Letter referred to at clause 19 of the Agreement. Defined terms have the same meaning when used in this Reaffirmation Letter as in the Agreement. In consideration of the Company entering into the Agreement with you, you expressly agree the following: 2. Waiver of claims 2.1 You agree that the terms of the Agreement are offered by the Company without any admission of liability on the part of the Company and are in full and final settlement of all and any claims or rights of action that you have or may have against any Group Company or its officers, employees or workers whether arising out of your employment with the Company or its termination or from events occurring after the Agreement was entered into, whether under common law, contract, statute or otherwise, whether such claims are, or could be, known to or in the contemplation of the Company or you at the date of this Reaffirmation Letter in any jurisdiction and including, but not limited to, the claims specified in Schedule 1 of the Agreement (each of which is waived by this clause). 2.2 The waiver in paragraph 2.1 shall not apply to the following: 2.2.1 any claims by you to enforce the Agreement or this Reaffirmation Letter; 2.2.2 claims in respect of personal injury (other than claims under discrimination legislation); and 2.2.3 any claims in relation to accrued entitlements under the Pension Scheme. 2.3 You warrant that: 2.3.1 before entering into this Reaffirmation Letter you received independent advice from [NAME] of [FIRM] (the Adviser) as to the terms and effect of this Reaffirmation Letter and, in particular, on its effect on your ability to pursue any complaint before an employment tribunal or other court; 2.3.2 the Adviser has confirmed to you that they are a solicitor holding a current practising certificate and that there is in force a policy of insurance covering the risk of a claim by you in respect of any loss arising in consequence of their advice; 2.3.3 the Adviser shall sign and deliver to the Company a letter in the form attached as Schedule 5 to the Agreement;

ACTIVE/110759967.17 17 2.3.4 before receiving the advice you disclosed to the Adviser all facts and circumstances that may give rise to a claim by you against any Group Company or its officers, employees or workers; 2.3.5 the only claims that you have or may have against any Group Company or its officers, employees or workers (whether at the time of entering into this Reaffirmation Letter or in the future) relating to your employment with the Company or its termination are specified in paragraph 2.1; and 2.3.6 you are not aware of any facts or circumstances that may give rise to any claim against any Group Company or its officers, employees or workers other than those claims specified in paragraph 2.1. You acknowledge that the Company acted in reliance on these warranties when entering into this Reaffirmation Letter. 2.4 You acknowledge that the conditions relating to settlement agreements and compromise contracts under section 147(3) of the Equality Act 2010, section 288(2B) of the Trade Union and Labour Relations (Consolidation) Act 1992, section 203(3) of the Employment Rights Act 1996, regulation 35(3) of the Working Time Regulations 1998, section 49(4) of the National Minimum Wage Act 1998, regulation 41(4) of the Transnational Information and Consultation etc. Regulations 1999, regulation 9 of the Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2000, regulation 10 of the Fixed-Term Employees (Prevention of Less Favourable Treatment) Regulations 2002, regulation 40(4) of the Information and Consultation of Employees Regulations 2004, paragraph 13 of the Schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006, regulation 62 of the Companies (Cross Border Mergers) Regulations 2007 and section 58 of the Pensions Act 2008 have been satisfied. 2.5 The waiver in paragraph 2.1 shall have effect irrespective of whether or not, at the date of this Reaffirmation Letter, you are or could be aware of such claims or have such claims in your express contemplation (including such claims of which you become aware after the date of this Reaffirmation Letter in whole or in part as a result of new legislation or the development of common law or equity). 2.6 You agree that, except for the payments and benefits provided for in the Agreement, and subject to the waiver in paragraph 2.1, you shall not be eligible for any further payment from any Group Company relating to your employment or its termination and you expressly waive any right or claim that you have or may have to payment of bonuses, any benefit or award programme operated by any Group Company or any stand-alone share incentive arrangement, to any change of control payment under clause 22 of his Employment Contract, or to any other benefit, payment or award you may have received had your employment not terminated or for any compensation for the loss of any such benefit, payment or award. 3. Warranties and acknowledgements 3.1 As at the date of this Reaffirmation Letter, you warrant and represent to the Company that there are no circumstances of which you are aware or of which you ought reasonably to be aware that would amount to a repudiatory breach by you of any express or implied term of your contract of employment that would entitle (or would have entitled) the Company to terminate your employment without notice or payment in lieu of notice this and the terms of this Agreement are made conditional on this being so.

ACTIVE/110759967.17 18 4. Restrictive covenants and confidentiality 4.1 Notwithstanding clause 11 of the Agreement, you acknowledge that the post-termination restrictions in clause 25 and Schedule 1 of the Employment Contract will continue to apply after the Termination Date (less any period spent on Garden Leave pursuant to the Employment Contract) and you agree to be bound by them. 4.2 You undertake and agree that you continue to be bound by the confidentiality obligations contained in clause 12 of the Agreement after the Termination Date. ................................................................ For and on behalf of COMPASS Pathfinder Limited I agree to the above terms Signed ..................................................... Piers Morgan Date ........................................................

ACTIVE/110759967.17 19 Schedule 5 Adviser's certificate [ON HEADED NOTEPAPER OF ADVISER] For the attention of the Chief People Officer [DATE] To whom it may concern, I am writing in connection with the settlement agreement between my client, Piers Morgan, and COMPASS Pathfinder Limited (Company) dated [DATE] (Agreement) and the Reaffirmation Letter referred to at clause 19 of the Agreement to confirm that: 1. I, [NAME] of [FIRM], whose address is [ADDRESS], am a Solicitor of the Senior Courts of England and Wales who holds a current practising certificate. 2. I have given Piers Morgan legal advice on the terms and effect of the Reaffirmation Letter and, in particular, its effect on his ability to pursue the claims specified in Schedule 1 of the Agreement. 3. I gave the advice to Piers Morgan as a relevant independent adviser within the meaning of the acts and regulations referred to at clause 6.4 of the Agreement. 4. There is now in force (and was in force at the time I gave the advice referred to above) a policy of insurance or an indemnity provided for members of a profession or professional body covering the risk of claim by Piers Morgan in respect of loss arising in consequence of the advice I have given him. Yours faithfully, [NAME]

ACTIVE/110759967.17 20 This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it. EXECUTED AND DELIVERED as a Deed ) by COMPASS PATHFINDER LIMITED acting by ) GEORGE GOLDSMITH, a director, and ) EKATERINA MALIEVSKAIA, a director ) ..................................... Director ..................................... Director EXECUTED AND DELIVERED as a ) Deed by PIERS MORGAN ) .................................... Piers Morgan in the presence of: ) Witness Signature: ............................................. Name: ............................................. Address: ............................................. Mary-Rose Hughes Flat 13, 2 Artichoke Hill, E1w2ba